EXHIBIT 21.1

SUBSIDIARIES OF BLOCKBUSTER INC.

SUBSIDIARY NAME	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION

2 Day Video, Inc. of Georgia	Georgia
Ardnasillagh Limited	United Kingdom
Atlantic Associates, Inc.	Delaware
Blockbuster Amphitheater Corporation	Delaware
Blockbuster Argentina S.A.	Argentina
Blockbuster Australia Pty Ltd.	Australia
Blockbuster BEI (Taiwan) Ltd.	Taiwan
Blockbuster Canada Co.	Nova Scotia
Blockbuster Canada Inc.	Delaware
Blockbuster Computer Systems Corporation	Florida
Blockbuster de Mexico, S.A. de C.V.	Mexico
Blockbuster Distribution, Inc.	Delaware
Blockbuster Entertainment Corporation	Delaware
Blockbuster Entertainment Limited	United Kingdom
Blockbuster Entertainment (Ireland) Limited	Ireland
Blockbuster Global Services, Inc.	Delaware
Blockbuster Holdings Ireland Limited	Ireland
Blockbuster Hong Kong Limited	Hong Kong
Blockbuster International (Taiwan) B.V.	The Netherlands
Blockbuster International Spain Inc.	Delaware
Blockbuster Investments LLC	Delaware
Blockbuster Ireland Limited	Ireland
Blockbuster Italia, S.p.A.	Italy
Blockbuster Limited Partner Holdings LLC	Delaware
Blockbuster On-Line Services, Inc.	Delaware
Blockbuster Park Lands, Inc.	Florida
Blockbuster Park, Inc.	Delaware
Blockbuster SC Video Operating Corporation	Delaware
Blockbuster Services Inc.	Delaware
Blockbuster Technology Holding Corporation	Delaware
Blockbuster Texas LP	Delaware
Blockbuster UK Limited	United Kingdom
Blockbuster Uruguay Ltda.	Uruguay
Blockbuster Video Danmark A/S	Denmark
Blockbuster Video Espana, S.L.	Spain
Blockbuster Video International Corporation (Chile) Limitada	Chile
Blockbuster Video Italy, Inc.	Delaware
Blockbuster.com Holding Inc.	Delaware
BS Hotel, Inc.	Delaware
Charlotte Amphitheater Corporation	Delaware

SUBSIDIARY NAME	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION

Cityvision Limited	United Kingdom
D.E.J. Productions Inc.	Delaware
Direcorp, S.A. de C.V.	Mexico
Family Entertainment Centers, Inc.	Florida
FLC Holding Corp.	Florida
Focus Video Pty Ltd	Australia
Games Station Limited	United Kingdom
Major Video Super Stores, Inc.	Nevada
Montgomery Acquisition, Inc.	Delaware
Movie Brands Inc.	Delaware
On-Line Subscription Services Inc.	Delaware
Sercorp, S.A. de C.V.	Mexico
Trading Zone Inc.	Delaware
TS Video, Inc.	Louisiana
T.V. Factory, Inc., The	New York
UI Video Stores Inc.	Colorado
Westside Amphitheater Corporation, The	Arizona
Xtra-Vision Limited	Ireland